NON-EXCLUSIVE LICENSE
                                    AGREEMENT

      THIS NON-EXCLUSIVE LICENSE AGREEMENT ("AGREEMENT") is made on February 24, 2005, by and between LASERSIGHT INCORPORATED, a Delaware corporation having a place of business at 6848 Stapoint Court, Winter Park, Florida, United States of America 32792 ("LICENSOR"), and WAVELIGHT LASER TECHNOLOGIE AG, a German corporation having a place of business at Am Wolfsmantel 5, 91058 Erlangen, Germany ("LICENSEE"), to be effective as set forth in the definition of "Effective Date" under Section 1.00 hereinbelow.

                                   WITNESSETH:

         WHEREAS,   Licensor  holds  title  to  the  Lin  Scanning  Patents  (as hereinafter defined) and the Apple Patents (as hereinafter defined);

         WHEREAS, Licensee desires to acquire, and Licensor is willing to grant, convey, and sell to Licensee the License (as hereinafter defined) pursuant to the terms and conditions contained herein.

         NOW, THEREFORE, in consideration of the following mutual promises and obligations, the Parties agree as follows.

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

SECTION 1.00 DEFINITIONS.
-------------------------

         The following terms shall have the following meanings for purposes of this Agreement:

"AGREEMENT" shall mean this Non-Exclusive License Agreement.

"APPLE PATENTS" shall mean U.S. Patents Nos. 6,007,202, 6,193,379 and 6,334,683, together with all continuations, divisions, continuations-in-part, reissues, reexaminations, renewals, and extensions and foreign counterparts of such patents, as identified on ATTACHMENT "A" hereto.

"CONFIDENTIAL INFORMATION" means information provided by one Party ("DISCLOSER") to the other Party ("RECIPIENT") pursuant to this Agreement and specifically designated by the Discloser as "confidential" (either in writing at the time of disclosure to the Recipient or by written confirmation within ten (10) days after the Discloser discloses such information to the Recipient), relating to the research, development, products, processes, trade secrets, business plans, customers, finances, and personnel data related to the business of Discloser. Confidential Information does not include any information (i) the Recipient knew before the Discloser provided it; (ii) which has become publicly known through no wrongful act of the Recipient; (iii) which the Recipient developed independently, as evidenced by appropriate documentation; or (iv) which the Recipient becomes aware of from any third Party not bound by non-disclosure obligations to the Discloser and with the lawful right to disclose such information to the Recipient. Notwithstanding the foregoing, specific information will not be deemed to be within the foregoing exceptions merely because it is contained within more general information otherwise subject to such exceptions.

"EFFECTIVE DATE" means the date when this Agreement shall become effective, which shall be the date when Licensor receives a counterpart of this Agreement duly executed by Licensee and the Initial Payment (as defined 3.00 (a) below), but no later than March 3, 2005. If Licensor does not receive both the Initial Payment and a counterpart of this Agreement duly executed by Licensee by March 3, 2005, this Agreement shall automatically become null and void as if the parties have never entered into this Agreement.

"LICENSED FIELD OF USE" or "LICENSED FIELD" means ophthalmic refractive laser surgery.

"LICENSED PATENTS" shall mean (i) the Lin Scanning Patents, and (ii) IF, AND ONLY IF, (a) Licensee exercises its option under Section 2.01 hereinbelow, (b) Licensor has the legal right, authority and capacity to grant a license to Licensee as set forth in Section 2.01 hereinbelow, and (c) Licensee pays to Licensor the full amount of the Apple Patents Fee pursuant to Section 3.01 hereinbelow, the Apple Patents.

"LICENSE" means collectively (i) the Lin Scanning License granted pursuant to the terms under Section 2.00 hereinbelow; and (ii) IF, AND ONLY IF, (a) Licensee exercises its option under Section 2.01 hereinbelow, (b) Licensor has the legal right, authority and capacity to grant a license to Licensee as set forth in
Section 2.01 hereinbelow, and (c) Licensee pays to Licensor the full amount of the Apple Patents Fee pursuant to Section 3.01 hereinbelow, the Apple License that may be granted pursuant to the terms under Section 2.01 hereinbelow.

"LIN SCANNING PATENTS" shall mean U.S. Patent No. RE 37,504, the reissue of U.S. Patent No. 5,520,679 and U.S. Patent No. 6,716,210, together with all continuations, divisions, continuations-in-parts, reissues, reexaminations, renewals, and extensions and foreign counterparts of such patents, as identified on ATTACHMENT "A" hereto.

"NON-LICENSED FIELD OF USE" means all fields of use other than the Licensed Field of Use.

"PARTY" means either Licensor or Licensee, and "Parties" means both of them.

"PATENTS" means all patentable materials, letters patent and utility models and applications therefor (and patents which may issue on such applications), in all jurisdictions.

"PRODUCTS" means the products comprising in whole or in part the Licensed Patents, manufactured, made, distributed, and/or sold solely by or on behalf of Licensee only within the Licensed Field, as expressly permitted pursuant to this Agreement. "Products" shall mean specifically Licensee's Allegretto Wave Excimer Laser Products, including the Allegretto Wave (200 Hz) as approved for sale by the U.S. FDA as of the date first set forth above in the preamble, and those other versions of the Allegretto Wave Excimer Laser Products that have been publicly introduced by Licensee at international meetings on or before the date first set forth in the preamble hereof. To the extent permitted by law, "Products" shall also include other post-Effective Date software versions and next generation improvements to the Allegretto Wave Excimer Laser Products that may be derived in the future by Licensee. "Products" shall not include (i) any excimer laser products that are partially or wholly acquired by Licensee from third parties (except for parts, components, or subassemblies), (ii) any products or items not being marketed, promoted, sold or distributed under, or not having affixed to them, the "Wavelight" tradename, however, Licensee shall have the right during the Term to sell the Products under any brand name in which Licensee has a 100% ownership (and in which no other party has any right, title or interest) in accordance with the provisions contained in this Agreement, and (iii) any products or items partially or wholly produced, created or derived for or on behalf of any third party.

"TERM" means the duration of this Agreement, commencing on the Effective Date and continuing until the Expiration Date (as defined in Section 5.00 hereof).

"TERRITORY" means worldwide.

                                   ARTICLE II
                    GRANT OF NON-EXCLUSIVE LICENSE AND OPTION
                    -----------------------------------------

SECTION 2.00 GRANT OF NON-EXCLUSIVE LICENSE TO LIN SCANNING PATENTS.
--------------------------------------------------------------------

         For the consideration set forth herein and subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, commencing on the Effective Date and during the Term and throughout the Territory:

         (a)      a non-transferable  (except as expressly  permitted in Section
                  2.00 (b) hereinbelow) and non-exclusive license and right (collectively, the "LIN SCANNING LICENSE") (i) to use and reproduce on its behalf and for itself only the Lin Scanning Patents to create, make, have made, use, lease, import, export, offer to sell, sell, and/or otherwise dispose of the Products for the Licensed Field of Use; and (ii) to perform on its behalf and for itself only the methods embodying the Lin Scanning Patents specifically in connection with the manufacturing, use or sale of the Products in the Licensed Field of Use; and

         (b) subject specifically to Section 2.02 (c) hereof, a non-transferable and non-exclusive sublicense ("PERMITTED LIN SCANNING SUBLICENSE") to all rights granted to Licensee under
                  Section 2.00 (a) hereinabove to 100% wholly owned subsidiaries of Licensee upon ten (10) business days' prior written notice to Licensor (the "LICENSEE'S SUBSIDIARY SUBLICENSEES" or the "PERMITTED LIN SCANNING SUBLICENSEES").

         (c) Subject to other terms and conditions of this Agreement, Licensee's end users ("LICENSEE'S END USERS") shall be permitted to use the Products licensed under this Agreement for their intended purpose and shall be permitted to sell, offer for sale or lease such licensed Products originally purchased from Licensee or Licensee's Subsidiary Sublicensees.

         (d) No additional license, grant, or working right is hereby granted or implied by this Agreement.


SECTION 2.01 GRANT OF OPTION TO ACQUIRE LICENSE TO THE APPLE PATENTS.
--------------------------------------------------------------------

         (a) For the consideration set forth herein and subject to the terms and conditions of this Agreement, Licensor hereby agrees to grant to Licensee an option to acquire, commencing on the Effective Date and during the Term and within the Territory, a non-transferable and non-exclusive license in and to the Apple Patents, as specifically set forth below.

         (b) Provided that Licensee has not breached any provision contained in this Agreement, upon receiving written notice from Licensee pursuant to Section 2.01 (d) hereinbelow and upon full payment to Licensor of the Apple Patents Fee set forth in Section 3.01 below, subject to the terms of this Agreement and to the extent of, subject to, and limited to, Licensor having the ability and right (including, without limitation, the legal right, authority, and capacity) to grant such license to Licensee with respect to the Apple Patents, Licensor pursuant to terms of Section 2.01 (d) below shall, subject to the terms and conditions of this Agreement, grant to Licensee, during the remainder of the Term and throughout the Territory:

                  (i) a non-transferable and non-exclusive license and right (the "APPLE LICENSE") (A) to use and reproduce on its behalf and for itself only the Apple Patents to create, make, have made, use, lease, import, export, offer to sell, sell, and/or otherwise dispose of the Products for the Licensed Field of Use; and (B) to perform on its behalf and for itself only the methods embodying the Apple Patents specifically in connection with the manufacturing, use or sale of the Products in the Licensed Field of Use; and

                  (ii) subject specifically to Section 2.02 (c) hereof, to grant a non-transferable and non-exclusive sublicense (the "PERMITTED APPLE SUBLICENSE", together with the "PERMITTED LIN SCANNING SUBLICENSE", are collectively referred to as the "PERMITTED SUBLICENSES") to all rights granted to Licensee under Section 2.01(b)(i) hereinabove to Licensee's Subsidiary Sublicensees upon ten (10) business days' prior written notice to Licensor (the "PERMITTED APPLE SUBLICENSEES", together with the "PERMITTED LIN SCANNING SUBLICENSEES," are collectively referred to as the "PERMITTED SUBLICENSEES").

         (c) Subject to other terms and conditions of this Agreement, Licensee's End Users shall be permitted to use the Products licensed under this Agreement for their intended purpose and shall be permitted to sell, offer for sale or lease such licensed Products originally purchased from Licensee or Licensee's Subsidiary Sublicensees.

         (d) Notwithstanding anything stated to the contrary, the Parties expressly agree that Licensor shall only be required to grant and convey to Licensee the Apple License or Permitted Apple Sublicense only if such action by Licensor, the Apple License, the Permitted Apple Sublicense or anything related to the Apple License or the Apple Patents, in the opinion of Licensor and its legal counsel as determined in their sole and absolute discretion, does not and will not, directly or indirectly (with or without notice or lapse of time), violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person or entity under: (a) any existing law, code, ordinance, or governmental rule or regulation to which the Apple Patents, the Apple License or the Permitted Apple Sublicense (if permitted herein), or Licensor is subject; (b) any judgment, order, ruling or award of any court, arbitrator, governmental authority or agency which is applicable to the Apple Patents, the Apple License or the Permitted Apple Sublicense (if permitted herein), or Licensor; or (c) any mortgage, indenture, agreement, contract, understanding, commitment, lease, plan, authorization, lien, pledge, charge or other instrument, document or understanding, oral or written, to which Licensor or any of its affiliates or subsidiaries is a party, by which the Apple Patents, the Apple License or the Permitted Apple Sublicense (if permitted herein) may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Licensor or any of its affiliates or subsidiaries thereunder. Subject to the terms contained hereof, Licensor may at its sole and absolute discretion elect, but shall not be obligated, to grant the Apple License or Permitted Apple Sublicense if agreements entered among Licensor and SensoMotoric Instruments GmbH prior to the date first set forth above in the preamble, including, without limitation, those certain agreements between Licensor and SensoMotoric Instruments GmbH dated on or about July 29, 2002 and December 19, 2002, are determined by Licensor and its legal counsel in their sole and absolute discretion to legally permit such granting of the Apple License or Permitted Apple Sublicense.

         (e) In the event that Licensee elects to exercise its option under subsection (a) hereinabove, Licensee shall provide written notice to Licensor of such exercise. Licensor and its legal counsel shall have thirty (30) days from receipt to make a determination and review of its rights pursuant to subsection
                  (c) hereinabove. If Licensor and its legal counsel determine in their sole and absolute discretion to grant the Apple License to Licensee in accordance with the terms hereof, Licensor will notify Licensee in writing of such determination. The Apple License shall be deemed to be conveyed and granted to Licensee upon full payment to Licensor of the Apple Patents License Fee pursuant to the terms of
                  Section 3.01 hereof.

         (f) No additional license, grant, or working right is hereby granted or implied by this Agreement.

SECTION 2.02 CONDITIONS AND RESTRICTIONS ON LICENSES, PERMITTED SUBLICENSES AND
--------------------------------------------------------------------------------
RIGHTS.
------

         (a) PATENT MARKING. Each Product shall include the patent number(s) of the Licensed Patent(s) appertaining to such Product and all appropriate legal notices as required by applicable law and regulation of any sovereignty, government, or agency including, without limitation, any government or agency of any foreign country, or any federal, state or local government or agency.

         (b)      LIMITATIONS ON LICENSE AND USE BY LICENSEE.

                  (i) Licensee acknowledges that the Licensed Patents are proprietary to Licensor, and that Licensor retains all right, title, and interest therein and thereto and that Licensee and other parties have no rights therein other than as set forth in this Agreement.

                  (ii) Licensee agrees that it will not directly or indirectly, export or transmit the Products licensed under this Agreement, in whole or in part, to any country to which such export or transmission is restricted by any applicable U.S. regulation or statute, without prior written consent, if required, of the Bureau of Export Administration of the U.S. Department of Commerce, or other such governmental entity as may have jurisdiction over such export or transmission.

                  (iii) Except as expressly permitted in Sections 2.00 (b), 2.01
                  (b)(ii), and 12.11 hereof, any License granted to Licensee shall not include any right to grant sublicenses or otherwise transfer or assign such License or any rights relating thereto.

         (c)      CONDITIONS AND LIMITATIONS ON PERMITTED SUBLICENSES.

                  (i) All Permitted Sublicenses granted to Licensee's Subsidiary Sublicensees are subject to all of the terms and conditions of this Agreement and Licensee shall cause all such Licensee's Subsidiary Sublicensees to execute written agreements (collectively, the "SUBLICENSE AGREEMENTS") acknowledging Licensor's ownership and other rights in and to the Licensed Patents and agreeing to observe and be bound by all of the terms and conditions contained in this Agreement.

                  (ii) Licensee agrees to strictly enforce against the Licensee's Subsidiary Sublicensees all of the provisions of this Agreement which are required to be included in such applicable Sublicense Agreements for the protection of Licensor, to advise Licensor of any violations thereof, and of corrective actions taken by the Licensee's Subsidiary Sublicensees and the results thereof, and at the request of Licensor to terminate such Sublicense Agreement and the Permitted Sublicense with any Licensee's Subsidiary Sublicensee which violates any of such provisions for the protection of Licensor. Licensee further agrees to immediately advise Licensor of any violations by Licensee's Subsidiary Sublicensees under any Sublicense Agreements that become known to Licensee and upon Licensee coming into knowledge of any such violations, to strictly enforce against Licensee's Subsidiary Sublicensees all of the provisions which are required to be included in such applicable Sublicense Agreements for the protection of Licensor, and to advise Licensor of corrective actions taken by the Licensee's Subsidiary Sublicensees and the results thereof, and at the request of Licensor to terminate such Sublicense Agreement and the Permitted Sublicense with any Licensee's Subsidiary Sublicensee which violates any of such provisions for the protection of Licensor.

                  If Licensee fails to exercise such termination rights by giving written notice to such breaching Permitted Sublicensee in question within 20 days after being requested to do so in writing by Licensor, Licensee appoints Licensor its irrevocable attorney-in-fact to send a notice of termination in the name of Licensee to such Permitted Sublicensee for the purpose of terminating the applicable Permitted Sublicense or any specific rights of such Permitted Sublicensee under such applicable Permitted Sublicense.

         (d) SURVIVAL. This Section 2.02 shall survive the expiration or termination of this Agreement.


                                   ARTICLE III
                                 LICENSING FEES
                                 --------------

SECTION 3.00 LIN SCANNING PATENTS LICENSE FEE.
----------------------------------------------

         Licensee will pay a license fee in the total amount of Nine Hundred Thousand (U.S.$900,000) United States Dollars for the license granted to Licensee with respect to the Lin Scanning Patents pursuant to Section 2.00 hereinabove (the "LIN SCANNING PATENTS LICENSE FEE"). Payment of the Lin Scanning Patents License Fee will be as follows:

          (a) An initial payment ("Initial Payment") of Three Hundred Thousand (U.S.$300,000) United States Dollars to Licensor in cash or U.S. government readily available funds or wire transfer to SunTrust Bank Atlanta, Atlanta, Georgia, ABA Routing# XXXXX, SWIFT# XXXXX, Acct# XXXXX on or before March 3, 2005; and

          (b) Eight (8) equal consecutive monthly payments of Seventy-Five Thousand (U.S.$75,000) United States Dollars to Licensor in cash or U.S. government readily available funds or wire transfer to SunTrust Bank Atlanta, Atlanta, Georgia, ABA Routing# XXXXX, SWIFT# XXXXX, Acct# XXXXX, due March 15, 2005 and on the fifteenth (15th) day of each month thereafter.

SECTION 3.01 APPLE PATENTS LICENSE FEE.
---------------------------------------

         Upon Licensee exercising its option to acquire a license from Licensor pertaining to the Apple Patents in accordance with the terms of Section 2.01 hereinabove, Licensee, as consideration for such license and rights granted to Licensee, shall immediately pay in full to Licensor a license fee in the amount of One Hundred Thousand (U.S.$100,000) United States Dollars in cash or U.S. government readily available funds as directed by Licensor (the "APPLE PATENTS LICENSE FEE").

SECTION 3.02 TAXES, ASSESSMENTS AND OTHER CHARGES.
--------------------------------------------------

         Licensee agrees to pay when due (or, if necessary, reimburse Licensor for) all sales, use, value added, property, excise and other similar taxes, assessments, duties, tariffs and charges (except for income and capital gains taxes realized by Licensor) imposed by a governmental or public entity or agency relating to or resulting from this Agreement.

                                   ARTICLE IV
                      COOPERATION IN ENFORCEMENT PROVISIONS
                      -------------------------------------

SECTION 4.00 COOPERATION IN ENFORCEMENT PROVISIONS.
---------------------------------------------------

         Licensor and Licensee will cooperate in the enforcement of the existing Lin Scanning Patents and in the co-prosecution of applications of all types related to the Lin Scanning Patents in accordance with the express terms contained herein. If either Licensee or Licensor becomes aware of any third party infringement of the Lin Scanning Patents or of a license request for the Lin Scanning Patents, either Party will promptly notify the other.

         (a) If Licensor deems it necessary to defend the Lin Scanning Patents or if Licensor suspects a third party of infringing the Lin Scanning Patents or Licensee notifies Licensor in writing that Licensee suspects a third party is infringing the Lin Scanning Patents, Licensor shall have the sole right to take all actions necessary to defend and protect its rights in the Lin Scanning Patents. In the event that Licensee desires to participate or join in any such suit or action Licensee may notify Licensor in writing of such request; PROVIDED, HOWEVER, Licensor shall have sole and absolute discretion to permit or deny Licensee the right to participate or join in such action or suit, and PROVIDED FURTHER, that such permitted participation by Licensee only shall be subject to mutually agreeable terms.

         (b) If Licensee notifies Licensor in writing that Licensee suspects a third party is infringing upon the Lin Scanning Patents, and within ninety (90) days from such notice, Licensor declines to pursue such infringement on its own, Licensee may, subject to the terms contained herein, assist Licensor by instituting and prosecuting a suit for infringement in Licensor's name and supporting the litigation at its (Licensee's) own expense, and Licensor will pursue the infringement as plaintiff and will cooperate as reasonably necessary by Licensor to pursue the third party infringer and resolve the dispute to the mutual satisfaction of both Licensee and Licensor. If pursuant to this subsection (b) Licensee assists Licensor by instituting and prosecuting a suit for infringement in Licensor's name and supporting the litigation at its (Licensee's) own expense and such suit is resolved through monetary settlement or if judgment is obtained, Licensor will receive thirty percent (30%) and Licensee will retain seventy percent (70%), respectively, of any net royalties, fees or damages resulting from the enforcement activities of Licensor and/or Licensee, after first deducting all fees or expenses incurred by Licensee and Licensor in supporting the litigation.

         (c) Notwithstanding anything stated to the contrary, Licensor shall have sole control and final decision making authority with respect to any litigation, suit, proceeding or settlement relating to any of the Licensed Patents.

                                    ARTICLE V
                              TERM AND TERMINATION
                              --------------------

SECTION 5.00 TERM.
------------------

         This Agreement shall have a term ("TERM") beginning on the Effective Date and expiring on the date of the last to expire of any of the Lin Scanning Patents ("EXPIRATION DATE"), unless terminated earlier according to Section
5.01. Notwithstanding the immediately preceding sentence, as to each of the Lin Scanning Patents, the License and any and all rights granted in this Agreement to each of the Lin Scanning Patents shall terminate simultaneously with expiration of each such Lin Scanning Patent.

SECTION 5.01 TERMINATION.
-------------------------

         (a) Licensor may terminate this Agreement by giving written notice of termination to Licensee upon the occurrence of any of the following events:

            (i) Licensee defaults in the performance of any requirement or obligation created by this Agreement (other than as identified in Subsection
(a)(ii) below) and Licensee fails to cure such default within sixty (60) days following receipt of written notice from Licensor identifying such default;

            (ii) Licensee fails to make any payment to Licensor fifteen (15) days of its due date under this Agreement; or

            (iii) If prior to completion of all payments due Licensor including, without limitation, the payments due under Section 3.00 and Section 3.01, Licensee ceases doing business; Licensee is the subject of any state or federal bankruptcy, insolvency, or similar proceeding, becomes insolvent or makes an assignment for the benefit of creditors; a receiver is appointed for a substantial part of its assets or stock; Licensee sells, conveys or transfers or attempts to sell, convey or transfer a substantial (greater than fifty (50%) percent) part of its refractive assets or stock; or any action is taken toward the liquidation or winding up of its business, upon the occurrence of any such event Licensor shall have the right to immediately accelerate all remaining payments due under Sections 3.00 and 3.01.

         (b) No termination of this Agreement shall release Licensee from its obligations under Article III herein, any obligation to pay Licensor any amount that has accrued or become payable at or prior to the date of termination, or any obligation which shall survive the termination of this Agreement pursuant to
Section 12.08 (b) hereof.

         (c) The Parties agree that termination of this Agreement would be of serious consequence, and therefore, the Parties agree that, except for termination pursuant to Section 5.01(a)(ii) and Section 5.01(a)(iii), there shall be no termination of this Agreement until the issue of termination has been finally resolved in accordance with Article VI of this Agreement.

         (d) In the event of a termination of this Agreement under Article V of this Agreement, such termination (except for termination pursuant to Section 5.01(a)(ii) and Section 5.01(a)(iii)) shall have no effect upon the Permitted
Sublicenses of Licensee's End Users granted prior to the date of such termination according to Article V of this Agreement.

SECTION 5.02 EFFECT OF TERMINATION.
-----------------------------------

         (a) Upon and after any termination of this Agreement, Licensee, its receivers, trustees, assigns or other representatives shall immediately surrender all rights, licenses, sublicenses and privileges granted under this Agreement. Licensee, its receivers, trustees, assigns or other representatives shall immediately cease using and return without delay all property belonging to Licensor, including, without limitation, all manuals and informational materials furnished by Licensor to Licensee for which delivery or receipt has been acknowledged in writing by Licensor or Licensee. Neither Licensee nor any of its receivers, trustee, assigns or their representatives shall, in advertising or otherwise, use or display any of Licensor's trademarks or any name, mark or logo that is the same as or similar to Licensor's trademarks, represent itself to be a Licensed Patents licensee, or in any way identify itself with Licensor.

         (b) All rights, licenses, sublicenses and privileges granted to Licensee under this Agreement shall automatically terminate and any and all interests in any such rights, licenses, sublicenses and privileges including, without limitation, the Licenses and Permitted Sublicenses, shall completely revert to Licensor on the effective date of termination ("TERMINATION") and Licensee shall immediately cease any and all further use of the Licensed Patents.

         (c) Within thirty (30) days of Termination of this Agreement, each Party shall transfer to the other Party possession, custody, and control of all documentation and other tangible materials referring or relating to the other Party's Confidential Information.

         (d) Subject to Subsection (a), within thirty (30) days of Termination, Licensee shall transfer to Licensor possession, custody, and control of all documentation and other tangible materials referring or relating to the Licensed Patents.

         (e) Any and all fees then due and owing pursuant to this Agreement and as of the date of Termination shall become immediately due and payable upon Termination.

         (f) The provisions of this Section 5.02 shall survive the expiration or other termination of this Agreement.

                                   ARTICLE VI
                            DISPUTE RESOLUTION CLAUSE
                            -------------------------

SECTION 6.01 MEDIATION.
-----------------------

         In the event of any disagreement between Licensor and Licensee arising out of the provisions of this Agreement, which, after written notice from one Party to the other, Licensor and Licensee are unable to resolve amicably within a thirty (30) day period of time, an officer level representative from each company shall meet in person in Orlando, Florida, United States of America within thirty (30) days after written notice to discuss resolution of the dispute.

SECTION 6.02 ARBITRATION.
-------------------------

         Any controversy or claim not  successfully  mediated in accordance with
Section 6.01 and arising out of, in connection with or relating to the interpretation, performance or breach of this Agreement or of any document or agreement delivered under this Agreement, including any claim or controversy based on contract, tort or statute, shall be settled by binding arbitration. Any controversy concerning whether a dispute is an arbitrable dispute shall be determined by the arbitrator. The Parties intend that this agreement to arbitrate be valid, specifically enforceable and irrevocable. Such arbitration shall be conducted in Orange County, Florida, United States of America, in accordance with the Expedited Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), as modified below:

                  (i) Disputes shall be heard and determined by a single neutral arbitrator, as selected by both Parties, or if the Parties are unable to agree, shall be selected in accordance with the Expedited Commercial Arbitration Rules of the AAA.

                  (ii) Neither Party shall communicate separately (ex parte) with the arbitrator.

                  (iii) Judgment upon the  arbitrator's  award may be entered in any court having jurisdiction thereof in Orange County, State of Florida, United States of America, and, where applicable, shall be in accordance with the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

                  (iv) At the conclusion of the arbitration proceedings, the arbitrator shall render an award in writing and shall specify the factual and legal basis for the award. The award shall be final, binding and non-appealable.

                  (v) The provisions of this Article VI shall be a complete defense to any suit, action or proceeding instituted at law in any federal, state or local court with respect to any dispute arising with regard to this Agreement; provided, however, and notwithstanding anything stated to the contrary, each Party shall have the right to initiate or bring any suit, action or proceeding seeking equitable remedies or injunctive relief without first having to resort to mediation or arbitration or any similar alternative dispute resolution process.

SECTION 6.03 COSTS OF ARBITRATION.
----------------------------------

         The prevailing Party shall be awarded all cost and fees. "COSTS AND FEES" means all reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and reasonable attorneys' fees and expenses.

                                   ARTICLE VII
                              NOTICES AND ADDRESSES
                              ---------------------

SECTION 7.00 NOTICES.
---------------------

         All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by registered or certified mail (postage prepaid, return receipt requested) to each other Party as follows:


         a) if to Licensor:

                  LaserSight Incorporated
                  6848 Stapoint Court
                  Winter Park, FL 32792
                  United States of America
                  Attention Dr. David Liu, President

         b) if to Licensee:

                  Wavelight Laser Technologie AG
                  c/o Wavelight, Inc.
                  46040 Center Oak Plaza
                  Sterling, Virginia 20166
                  United States of America
                  Attention:  Dr. Manfred Drax, COO

                  AND
                  ---

                  Wavelight Laser Technologie AG
                  Am Wolfsmantel 5
                  91058 Erlangen, Germany
                  Attention:  Dr. Manfred Drax, COO


         Either Party may change its mailing address for the purpose of this Agreement by giving the other Party advance written notice of such change fifteen (15) days prior to the date upon which the change is to become effective. All written communications, notices, reports or payments shall be sent by a nationally recognized express courier service or by first-class mail, postage prepaid and certified.

                                  ARTICLE VIII
                                  INFRINGEMENT
                                  ------------

SECTION 8.00 NOTICES.
---------------------

         If Licensee becomes aware that any person is, or may be, infringing the Licensed Patents in the United States or elsewhere, Licensee will provide written notice to Licensor of the infringement along with any available evidence of such infringement. If Licensor becomes so aware, it shall provide the same written notice and evidence to Licensee.

SECTION 8.01 PROSECUTION OF ACTIONS.
------------------------------------

         Licensor shall have the right, but not the obligation, to initiate and prosecute at its own expense any action for infringement of the Licensed Patents and to collect damages for past and future infringement.

         If Licensor elects not to initiate and prosecute at its own expense any action for infringement of the License Patents, Licensee shall have the option, but not the obligation, to cooperate with Licensor in enforcement of the existing Lin Scanning Patents by assisting Licensor in instituting and prosecuting a suit for infringement in Licensor's name by supporting the litigation at Licensee's own expense and pursuant to the conditions set forth in
Section 4.00 of this Agreement.

                                   ARTICLE IX
                               EVENT OF BANKRUPTCY
                               -------------------

SECTION 9.00 EVENT OF BANKRUPTCY.
---------------------------------

         All licenses granted under this Agreement by Licensor to Licensee, for all purposes of Section 365(n) of Title XI of the United States Code ("TITLE XI"), are licenses of rights to "intellectual property" as defined in Title XI. For as long as Licensee has a license pursuant to this Agreement Licensor shall create and maintain current copies to the extent practicable of all such intellectual property which shall include, without limitation, the documents supporting the Licensed Patents. If during the period of time Licensee has a license pursuant to this Agreement a bankruptcy proceeding is commenced by or against Licensor under the Title XI, Licensee shall be entitled to a copy of any and all such intellectual property at the same time, if not in the possession of Licensee, shall be promptly delivered to it (i) upon Licensee's written request following the commencement of such bankruptcy proceeding, unless prohibited by applicable law or unless Licensor, or its trustee or receiver, elects within 30 days to continue to perform all of its obligations under this Agreement; or (ii) if not delivered as provided under clause (i) above, upon Licensee's request following the rejection of this Agreement by or on behalf of Licensor, unless prohibited by applicable law. If Licensee has taken possession of all applicable embodiments of the intellectual property of Licensor pursuant to this Section and the trustee in bankruptcy of Licensor does not reject this Agreement, Licensee shall promptly return such embodiments. If Licensor seeks or involuntarily is placed under Title XI and the trustee rejects this Agreement as contemplated under 11 U.S.C. 365(n) (1), Licensee reserves all of its rights including, without limitation, the right to elect pursuant to Section 365(n) to retain all rights granted to Licensee under this Agreement to the extent permitted by law.

                                    ARTICLE X
                      PATENT MAINTENANCE; BOOKS AND RECORDS
                      -------------------------------------

SECTION 10.00 PATENT MAINTENANCE.
---------------------------------

         Licensor  shall  pay all fees  and  costs  necessary  to  maintain  the
Licensed Patents for their full terms, unless such fees or costs are necessitated by an act or omission on the part of Licensee which shall be the responsibility of Licensee.

SECTION 10.01 PATENT PROCEEDINGS.
---------------------------------

         In the event any of the Licensed Patents are subject to a legal or an administrative proceeding concerning patent validity, patentability or a related issue, Licensor shall inform Licensee of such proceeding and keep Licensee regularly apprised of such proceedings.


                                   ARTICLE XI
                                 CONFIDENTIALITY
                                 ---------------

SECTION 11.00 CONFIDENTIAL TERMS.
---------------------------------

         The terms and conditions of this Agreement shall be confidential and shall not be disclosed by any of the Parties to the Agreement to any third party, other than an actual affiliate, a Permitted Sublicensee or permitted successor or assign, or to inform members of the investment community that Licensee has obtained a license of the Lin Scanning Patents with certain rights of enforcement thereto and an option with respect to the Apple Patents except that (i) Licensee can communicate the commercial terms to potential customers and its distributors, representatives, agents and users on a confidential basis,
(ii) Licensor can communicate the terms of the Agreement to a potential licensee, investor or acquiror on a confidential basis, (iii) the Parties may, to the extent required by law, regulation or accounting rules disclose the existence and/or terms of the Agreement but only to the extent compelled and on a confidential basis, and (iv) any of the Parties may disclose the terms and conditions of this Agreement if such Party receives a subpoena or other process or order to produce this Agreement, provided that such Party shall, prior to any disclosure to any third party, promptly notify the other Parties to this Agreement so that each Party has a reasonable opportunity to respond to such subpoena, process or order. The Party receiving a subpoena, process or order shall (in the first instance) take no action contrary to the confidentiality provisions set forth above, and shall make reasonable efforts to respond only subject to a protective order. The Party objecting shall have the burden of defending against such subpoena, process or order. The Party receiving the subpoena, process or order shall be entitled to comply with it, except to the extent that any other Party is successful in obtaining an order modifying or quashing it.

SECTION 11.01 CONFIDENTIAL DISCLOSURE.
--------------------------------------

         During the term of this Agreement, either Party may disclose confidential information to the other Party. Accordingly, all information received by either Party, directly or indirectly incident to this Agreement, including the terms and conditions of this Agreement, shall, except as specified in Section 11.00 above, be held in strictest confidence, and the receiving Party shall not either directly or indirectly disclose or use, except in performance of its obligations under this Agreement, any such information of any kind or character as may be disclosed or otherwise imparted to the receiving Party or as may be developed during the course of this Agreement, and that all such information shall be held in the strictest confidence. The foregoing obligations of confidentiality and non-use shall remain in effect for the life of the Agreement unless waived by either Party upon request of the other Party.

                                   ARTICLE XII
                                  MISCELLANEOUS
                                  -------------

SECTION 12.00 SEVERABILITY.
---------------------------

         If any provision of this Agreement shall for any reason or to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

SECTION 12.01 COUNTERPARTS.
---------------------------

         This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall be deemed one and the same instrument.

SECTION 12.02 HEADINGS.
-----------------------

         The headings used in this Agreement are used for administrative purposes only and do not constitute substantive matter to be considered in construing the terms of this Agreement.

SECTION 12.03 ENTIRE AGREEMENT.
-------------------------------

         This Agreement and that certain Mutual Release among the Parties of even date herewith embody the entire agreement between the Parties relating to the subject matter hereof. All prior arrangements or understandings are hereby superseded and canceled. No change, modification, or waiver of this Agreement or any term thereof shall be valid or binding unless it is in writing and signed by the Party intended to be bound.

SECTION 12.04 BINDING EFFECT.
-----------------------------

         Except as otherwise provided herein, the terms, obligations, covenants, provisions, conditions and agreements herein shall bind and inure to the benefit of the successors, permitted transferees and permitted assigns of Licensee and Licensor.

SECTION 12.05 CHOICE OF LAW; VENUE.
-----------------------------------

         THE VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF FLORIDA, UNITED STATES OF AMERICA (WITHOUT GIVING EFFECT TO ITS LAWS, RULES OR PRINCIPLES REGARDING CONFLICT OF LAWS). EACH PARTY CONSENTS AND SUBMITS TO THE NON-EXCLUSIVE PERSONAL JURISDICTION OF ANY FEDERAL OR STATE COURT IN ORANGE COUNTY, FLORIDA, UNITED STATES OF AMERICA, IN RESPECT OF ANY SUCH PROCEEDING. EACH PARTY CONSENTS TO SERVICE OF PROCESS UPON IT WITH RESPECT TO ANY SUCH PROCEEDING BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, AND BY ANY OTHER MEANS PERMITTED BY APPLICABLE LAWS AND RULES. EACH PARTY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER

HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING IN ANY COURT IN ORANGE COUNTY, FLORIDA, UNITED STATES AND ANY CLAIM THAT IT MAY NOW OR HEREAFTER HAVE THAT ANY SUCH PROCEEDING IN ANY COURT IN ORANGE COUNTY, FLORIDA, UNITED STATES HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 12.06 WARRANTIES AND COVENANTS.
---------------------------------------

         Licensor warrants that (i) it is the owner of the entire right, title and interest to each and all of the patent properties that comprise the Licensed Patents; (ii) it has the full right to grant a non-exclusive license to the Lin Scanning Patents as provided in this Agreement; (iii) ATTACHMENT "A" sets forth a complete and accurate list of all pending and issued Patents that, as of the date first set forth above in the preamble, comprise the Lin Scanning Patents and the Apple Patents; and (iv) the ownership of the Patents indicated on ATTACHMENT "A" is consistent with the books and records of both Licensor and the relevant Patent and Trademark Offices.

         SECTION 12.06.1.
         ----------------

         Licensor warrants that it has the full power, right and authority to enter into and carry out its obligations under this Agreement and that this Agreement constitutes the valid and legally binding obligation of Licensor enforceable in accordance with its terms and conditions.

         SECTION 12.06.2.
         ----------------

         Licensee warrants that Licensee has full power, right and authority to enter into and carry out its obligations under this Agreement and that this Agreement constitutes the valid and legally binding obligations of Licensee enforcement in accordance with its terms and conditions.

SECTION 12.07 PUBLIC ANNOUNCEMENTS.
-----------------------------------

         No Party shall issue any press release or make any public statement regarding the terms of this Agreement unless required by applicable laws or regulations, including, without limitation, any filings as required by applicable securities laws or the United States Securities and Exchange Commission. However, this Section shall not preclude either Party from making any public statement necessary to implement the business objectives of either Party as set forth in Section 11.00. In the spirit of cooperation, both Parties agree to provide advance notice of such public statement to the other Party and to solicit the other Party's comments.

         Neither Party shall make reference to the other in a press release or any other written statement connected with public media in connection with this Agreement, except with the prior written approval of the other Party, which shall not be unreasonably withheld. In any such statements, Licensor shall describe the scope and nature of the Party's participation accurately and appropriately. The Parties shall not use, nor permit to be used by any other person or entity, the name of any other Party, nor any adaptation thereof, or the name of any other Party's employees in any advertising, promotional or sales literature or for any other purpose without the prior written permission of the other Party.

SECTION 12.08 SURVIVAL PROVISIONS.
----------------------------------

         (a) The License and/or other rights granted under this Agreement shall survive any sale or transfer of any of the Lin Scanning Patents or Apple Patents to any third party. Licensor hereby covenants that any subsequent sale or transfer of the Lin Scanning Patents or the Apple Patents shall expressly make reference to the License and the option granted in Sections 2.00 and 2.01 herein.

         (b) Sections 2.02,  3.00, 3.01, 3.02,  5.02,  11.00,  12.10,  14.00 and
14.01 and Article XIII shall survive the expiration or earlier termination of this Agreement and continue in full force.

SECTION 12.09 GOVERNING LANGUAGE.
---------------------------------

         The English language version of this Agreement shall be controlling in all respects, irrespective of whether another translation is or shall be made hereof. Further, all correspondence, notices, demands and other writings between the Parties shall be in English.

SECTION 12.10 INDEPENDENT CONTRACTOR.
-------------------------------------

         This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between the Parties. Neither Party shall have any right to obligate or bind the other Party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons. Each Party is an independent contractor not affiliated with the other Party, and shall retain its independent status throughout this Agreement and use its own discretion in its performance thereof. No employment relationship is created by this Agreement. Each Party will report as income to the appropriate government agencies all compensation received by it pursuant to this Agreement and will pay all applicable taxes. Neither Party shall make deductions from its fees, nor shall it in any way be deemed liable to the other Party, for taxes, insurance, bonds, or any other subscription of any kind. Each Party will be responsible for and will promptly pay all relevant taxes, chargeable or assessed with respect to its employees. The employees and sub-contractors of each Party will be under the sole and exclusive direction and control of such Party, will not be considered employees of the other Party for any purpose, and are ineligible for any employee benefits from such other Party. Each Party shall comply with all relevant and applicable United States and international, local, state, and federal requirements, ordinances, regulations, and laws pertaining to the performance of this Agreement.

SECTION 12.11 ASSIGNMENT.
-------------------------

         Licensor shall have the right to assign this Agreement, or any or all of its rights, duties, and/or obligations thereunder, to a third party, without the prior written consent of Licensee. Licensee may not assign this Agreement or any or all of its rights, duties, and/or obligations thereunder to a third party, EXCEPT, following full payment of the Lin Scanning Patents License Fee and the Apple Patents License Fee (if the Apple License and the Permitted Apple Sublicense are granted hereunder), in connection with the sale, transfer, or acquisition of all or substantially all of Licensee's assets or a business division of Licensee to a third party, or a merger with or acquisition by a third party ("PERMITTED LICENSEE'S ASSIGNEE") of Licensee (the "PERMITTED ASSIGNMENT"), and then only to the extent that (i) such Permitted Assignment is made expressly subject to the terms and conditions of this Agreement including, without limitation, Sections 2.00 and 2.01 hereof, (ii) each product manufactured, used or sold by the Permitted Licensee's Assignee which consists partially or wholly any of the Licensed Patents shall only be within the Licensed Field of Use and fall within the definition and parameters of the term "Products" as defined hereinabove, (iii) the Permitted Licensee's Assignee agrees in writing to observe and be bound by the terms and conditions hereof as if an original signatory hereto, (iv) at least thirty (30) days' prior written notice of such Permitted Assignment is provided to Licensor, and (v) Licensee acknowledges to Licensor in writing that all of Licensee's rights under this Agreement and the License hereunder shall terminate effective upon such Permitted Assignment and that Licensee thereafter shall have no further rights, interests or claims in, under or to the Licensed Patents, the License and this Agreement. The Parties agree that upon a Permitted Assignment, all Permitted Sublicenses to Licensee's Subsidiary Sublicensees shall terminate simultaneously with such Permitted Assignment and all Licensee's End Users shall continue to have a Permitted Sublicense pursuant to the terms contained herein.

SECTION 12.12 FORCE MAJEURE.
----------------------------

         Neither Party will be deemed in breach or default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, accident, act of government, or an act that is beyond the reasonable control of either Party, provided that such Party gives the other Party written notice thereof promptly and, in any event, within fifteen (15) days of discovery thereof and uses its best efforts to continue to so perform or cure. In the event of such a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure, but in no event more than thirty (30) days.

                                  ARTICLE XIII
                          INSURANCE AND INDEMNIFICATION
                          -----------------------------


SECTION 13.00 INSURANCE.
------------------------

         Licensee agrees to obtain and maintain during the period of this Agreement, and for three years following expiration or termination of this Agreement, at its own expense, product liability insurance providing protection (at a minimum, in the amount of $2,000,000 per occurrence/$2,000,000 annual aggregate) applicable to any claims, liabilities, damages, costs, or expenses arising out of any defects or alleged defects in the Products. Within 30 days after the execution of this Agreement, Licensee shall cause the insurance company issuing such policy to issue a certificate to Licensor confirming that such policy has been issued and is in full force and effect, and also confirming that before any cancellation, modification, or reduction in coverage of such policy below the amount specified herein, the insurance company shall give Licensor 30 days' prior written notice of such proposed cancellation, modification, or reduction. Any insurance carried by Licensor shall be deemed excess insurance, not subject to contribution.

SECTION 13.01 INDEMNIFICATION BY LICENSEE.
------------------------------------------

         Licensee agrees to defend, indemnify and hold harmless Licensor against any loss, liability, damage, cost or expense, including reasonable legal fees, arising out of any claims or suits, whatever their nature and however arising, which may be brought or made against Licensor by reason of or arising from any
(i) breach of any term, condition, obligation, representation, or warranty of this Agreement by Licensee (ii) allegation, claim or suit that use of any or all of the Licensed Patents as modified, altered, or otherwise changed by or on behalf of Licensee or Permitted Sublicensees infringes, interferes with, or otherwise violates the intellectual property of a third party, or (iii) the use of the Products licensed under this Agreement. Licensee shall have sole control


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

over the selection of counsel and the defense of any claim or any settlement thereof, and Licensor shall provide Licensee with its reasonable assistance in the defense of such claim, at the expense of Licensee. In no event may Licensee enter into any third party settlement agreements which would in any manner whatsoever affect the rights of, or bind, Licensor in any manner to said third party, without the prior written consent of Licensor.

                                   ARTICLE XIV
        INTELLECTUAL PROPERTY; LAWS; LIMITATION OF LIABILITY AND WARRANTY

SECTION 14.00 INTELLECTUAL PROPERTY; LAWS.
------------------------------------------

        (a) Licensee shall provide Permitted Sublicensees with appropriate notice of the terms and conditions of the limited License granted herein, including, without limitation, the limitations regarding access and use of the Licensed Patents.

        (b) Licensee shall make reasonable efforts to prevent infringement of any intellectual property or other rights of Licensor and agrees to protect Licensor's title and rights in and to the Licensed Patents. Licensee shall not take any action or fail to take any action, or suffer to be done any act or thing which in any way is adverse, harmful or prejudicial to Licensor's proprietary or legal rights to the Licensed Patents.

        (c) As between Licensor and Licensee, Licensor shall be the owner of all right, title and interest in and to the Licensed Patents.

        (d) Licensee hereby irrevocably grants, transfers, and assigns to Licensor, without reservation, all worldwide ownership rights, title and interest, including any and all intellectual property rights which Licensee may have or acquire, by operation of law or otherwise, in and to any and all of the Licensed Patents, along with the good will of the business appurtenant to the use of any intellectual property or other rights so assigned. Licensee further hereby irrevocably transfers and assigns to Licensor any and all moral rights that Licensee may have in the Licensed Patents, and hereby forever waives and agrees never to assert any and all moral rights it may have therein, even after termination of the Agreement. Licensee, at the written request and expense of Licensor, agrees to execute any and all documentation necessary to formally transfer such rights to Licensor.

        (e) Licensor shall have the right, but not the obligation, to file and prosecute the Licensed Patents, in its own name and at its own cost, in all jurisdictions. Licensee agrees to reasonably cooperate with Licensor, at the request of Licensor, in providing any information, documentation, or other assistance to Licensor reasonably necessary to enable Licensor to file and prosecute the Licensed Patents in accordance with this Section. In no event shall Licensee have the right to file or prosecute, in its own name or on behalf of Licensor, any of the Licensed Patents in any jurisdiction without the prior written consent of Licensor.

        (f) Licensor may at its sole discretion enforce the Licensed Patents in any jurisdiction, in its own name and at its own cost, against any and all third parties whose activities (i) violate, infringe, unfairly compete with, or are likely to violate, infringe, or unfairly compete with any or all of the Licensed Patents licensed to Licensee hereunder, and (ii) causes, or is likely to cause, harm, injury, or damage to, Licensee or Licensor. Licensee agrees to promptly notify Licensor in writing of any such third party infringement or unfair competition, and shall request that Licensor take appropriate action, including the institution of legal proceedings for equitable and/or monetary relief, against such third party. Notwithstanding the foregoing, Licensor shall have the right to refrain from taking any such action so requested by Licensee for any reason whatsoever including, without limitation, if, in the reasonable business determination of Licensor, such requested action cannot be undertaken without unreasonable expense or risk to Licensor and/or the Licensed Patents. In no event shall Licensee have the right to undertake any such action at its own expense, in its own name or on behalf of Licensor, without the express prior written consent of Licensor.

SECTION 14.01 LIMITATION OF LIABILITY AND WARRANTY.
---------------------------------------------------

         UNLESS  OTHERWISE  EXPRESSLY  SET  FORTH  IN THIS  AGREEMENT,  LICENSOR
LICENSES THE LICENSED PATENTS "AS IS" AND MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, REGARDING THE LICENSED PATENTS OR ITS USE AND OPERATION, AND/OR IF AND TO THE EXTENT MODIFIED BY OR ON BEHALF OF LICENSEE. Licensee shall have no right to make any other representations, warranties or promises with respect to the Licensed Patents, and, to the extent made, such other representations, warranties or promises shall be void, invalid, and unenforceable against Licensor.

         IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE OR INFRINGEMENT), STRICT LIABILITY OR OTHERWISE, SHALL LICENSOR, OR ITS SUBCONTRACTORS OR SUPPLIERS, OR THEIR PARENTS, AFFILIATES, OR SUBSIDIARIES BE LIABLE FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, INDIRECT OR EXEMPLARY DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUES, LOSS OF USE OF THE LICENSED PATENTS, COST OF CAPITAL, COST OF SUBSTITUTE GOODS, FACILITIES, SERVICES OR DOWNTIME COSTS.


                            [Signatures on Next Page]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the last day indicated below.

                                            LASERSIGHT INCORPORATED


______2/24/05_____________                        /S/ DANGHUI LIU
                                            ------------------------------------
         DATE                               Dr. Danghui Liu
                                            President



                                            WAVELIGHT LASER TECHNOLOGIE AG


________2/24/05___________                  ______/s/ Max Reidl_________________
         DATE                               Max Reindl
                                            Chief Executive Officer



                                            WAVELIGHT LASER TECHNOLOGIE AG


_______2/24/05___________                   ______/s/ Manfred Drax______________
         DATE                               Manfred Drax
                                            Chief Operating Officer

                                 ATTACHMENT "A"


                         LIN SCANNING PATENTS INVENTORY
                         ------------------------------

1. 5,520,679 Inventor: Lin. OPHTHALMIC SURGERY METHOD USING NON-CONTACT SCANNING LASER. Issued: 05.28.1996.

2. RE37,504 Inventor: Lin. OPHTHALMIC SURGERY METHODUSING NON-CONTACT SCANNING LASER. Issued: 01.08.2002.

3. 6,716,210 Inventor: Lin. REFRACTIVE SURGICAL LASER APPARATUS AND METHOD.
   Issued: 04.04.2004.





                             APPLE PATENTS INVENTORY
                             -----------------------

1. 6,007,202 Inventors:  Apple, Nevitt, Han. EYE ILLUMINATION SYSTEM AND METHOD.
   Issued: 12.28.1999.

2. 6,193,373 Inventors: Apple, Nevitt, Han. EYE ILLUMINATION SYSTEM AND METHOD.
   Issued:  02.27.2001.

3. 6,334,683 Inventors:  Apple, Nevitt,Han. EYE ILLUMINATION SYSTEM AND METHOD.
   Issued: 01.01.2002.













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